Exhibit 24.2
POWER OF ATTORNEY

The undersigned officer and director of Garden SpinCo Corporation, a Delaware corporation, hereby constitutes and appoints Jerry T. Will and Michael M. Dai, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below, the registration statement of Garden SpinCo Corporation on Form S-4 and S-1 (Reg. No. 333-263669) to which this Power of Attorney forms an exhibit and any and all subsequent pre-effective and post-effective amendments to said registration statement, and generally to do all such things in his name and on his behalf in his capacities as officer and director to enable Garden SpinCo Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his signature as they may be signed by his said attorneys, or any of them, to said registration statement and any and all amendments thereto.

The undersigned has signed this Power of Attorney this 1st day of July 2022.

/s/ Jeffrey Lavers
Jeffrey Lavers, President and Director